UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

Kabe Exploration Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-141690	39-2052145
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

5050 Avenida Encinas, Suite 270

Carlsbad, CA 92008

(Address of principal executive offices)

Registrant’s telephone number, including area code: (760) 931-1048

3030 East 6th Avenue
Vancouver, BC Canada	V5M 1S3

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01               Changes in Control of Registrant.

On February 14, 2008, Antony Claydon, President, Chief Financial Officer and Secretary of  Kabe Exploration Inc. (the “Company”) and Rory Moss, Director of the Company entered into an Agreement for the Purchase of Common Stock with Erik Ulsteen, pursuant to which Messrs. Claydon and Moss sold an aggregate of 1,750,000 shares of the Company’s common stock to Mr. Ulsteen.  The purchase price for the sale was $50,000, which was paid in cash.  Mr. Ulsteen acquired approximately 51.7% of the total outstanding number of shares of common stock of the Company and the 1,750,000 shares represent Mr. Ulsteen’s entire beneficial holdings in the Company.

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 14, 2008, Mr. Claydon resigned as President, Chief Financial  Officer and Secretary of the Company and Mr. Ulsteen was appointed President, Chief Financial Officer and Secretary of the Company.  Since 2004,  Mr. Ulsteen has been Chief Executive Officer and Chairman of Emission & Power Solutions, Inc. (formerly Fuel FX International, Inc.). From 2002 until 2004, Mr. Ulsteen was President of Fuel FX International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 21, 2008

KABE EXPLORATION INC.

By:	/s/ Erik Ulsteen
Erik Ulsteen,
President and Chief Financial Officer